UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2010

UTEK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-15941	59-3603677
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Director Indemnification Agreements

On March 8, 2010, we entered into indemnification agreements with our directors. Those agreements provide, among other things, that we will indemnify each director in the event that she or he becomes a party, witness or otherwise a participant, or is threatened to be made a party to or witness or participant, in any action or proceeding on account of her or his service as a director, executive office, employee, agent or fiduciary of UTEK Corporation (the “Company”) to the fullest extent permitted by applicable law. Under each indemnification agreement, we have agreed to pay expenses (including attorneys’ fees) incurred by each director in connection with such action or proceeding. The contractual rights to indemnification provided by the indemnification agreements are subject to the limitations and conditions specified in those agreements, and are in addition to any other rights the directors may have under our By-Laws or the Delaware General Corporation Law.

A copy of the form of the indemnification agreement with each director is annexed to this Current Report on Form 8-K as Exhibit 10.1 hereof and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

10.1	Form of Indemnity Agreement, among UTEK Corporation and each of the Directors of UTEK Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2010	UTEK CORPORATION.

	By:	/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer